Exhibit 4.4

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

PEREGRINE SYSTEMS, INC., et al.,	Jointly Administered
Case No. 02-12740 (JKF)
Debtors.
Final Hearing Date: November 4, 2003 at
9:00 a.m. (ET)
Objection Deadline: October 22, 2003

FINAL ORDER (A) CERTIFYING CLASSES FOR

SETTLEMENT PURPOSES ONLY PURSUANT TO FEDERAL RULES OF CIVIL

PROCEDURE 23(a) AND 23(b)(1)(B); (B) APPOINTING SETTLEMENT CLASS

REPRESENTATIVES; (C) APPROVING AND AUTHORIZING CLASS

REPRESENTATIVES TO ENTER INTO AND IMPLEMENT SETTLEMENT

AGREEMENT PURSUANT TO FEDERAL RULE OF CIVIL PROCEDURE 23(e); (D)

ESTIMATING VALUE OF CLASS 9 INDEMNITY CLAIMS OF DIRECTORS AND

OFFICERS, FOR PURPOSES OF IMPLEMENTING SETTLEMENT AGREEMENT

AND MAKING PLAN DISTRIBUTIONS; AND (E) APPROVING ADEQUACY OF

NOTICE PROCEDURES FOR CLASS ACTION SETTLEMENT

WHEREAS the joint motion filed by Peregrine Systems, Inc., the reorganized debtor herein (“Peregrine”), the Post-Emergence Equity Committee(1), and David Levy, Leighton Powell, David Schenkel, John Virden, Conrad Willemse, Bill Holman, Bob Benesko, Michael Slavich, Richard Maheu and Mark Rollins (collectively, the “Loran Group”) and joined in by Heywood Waga (“Waga” and, collectively with the Loran Group, the “Lead Plaintiffs”)(2) for an Order pursuant to Rules 23(a), 23(b)(l)(B) and 23(e) of the Federal Rules of Civil Procedure, made applicable to these cases pursuant to Rules 7023 and 9014 of the Federal Rules of

(1)           All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the joint motion or the Modified Agreement (defined below).

(2)                 The moving parties are referred to collectively as the “Parties”.

Bankruptcy Procedure, to: (A) certify classes for settlement purposes only, (B) appoint settlement class representatives, (C) approve and authorize entry into a settlement agreement, (D) estimate the value of Class 9 directors’ and officers’ indemnity claims for purposes of implementing the Agreement and making distributions under the Plan, and (E) approve the adequacy of the notice procedures for class certification and for approval of the Agreement (the “Motion”), came on regularly for final hearing on November 4, 2003 at 9:00 a.m.; and

WHEREAS the Court having jurisdiction to consider the Motion, pursuant to 28 U.S.C. §§ 157 and 1334, section 105 of the Bankruptcy Code and Rule 7023 of the Federal Rules of Bankruptcy Procedure; and

WHEREAS the Court having considered the Motion and all papers filed in connection therewith, as well as the evidence and arguments presented by all interested parties at the hearing;

WHEREAS the Court having entered on October 3, 2003, a preliminary order (the “Preliminary Order”), provisionally approving the Motion upon the terms and conditions more fully set forth therein; and

WHEREAS Messrs. Moores, Nelson, Savoy, Noell, Hosley and van den Berg (collectively, the “Former Directors”) having withdrawn their objections to the Motion upon condition that the Court approve (a) a revised settlement agreement (as further modified by this Order, the “Modified Agreement”) by and among the Parties and filed with the Court on October 28, 2003 and (b) that certain Stipulation Resolving Objection by John J. Moores, Charles E. Noell, III, Norris van den Berg, William D. Savoy, Richard A. Hosley, and Richard T. Nelson to Final Approval of Joint Motion Pursuant to Federal Rules of Civil Procedure 23(a), 23(b)(l)(B)

and 23(e) to (A) Certify Classes for Settlement Purposes Only, (B) Appoint Settlement Class Representatives, (C) Approve Settlement Agreement, (D) Estimate Value of Class 9 Officer and Director Indemnity Claims For Purposes of Settlement and Plan Distributions, and (E) Approve Adequacy of Notice Procedures, filed with the Court on October 29, 2003 (the “Stipulation”), a true and correct copy of which is attached hereto as Exhibit “A” and incorporated herein by this reference as though fully set forth herein.

THE COURT HEREBY FINDS AS FOLLOWS:

1.             The members of the proposed Securities Class are so numerous that joinder of all members of the proposed class, for purposes of entering into the Modified Agreement, is impracticable. “Securities Class” shall comprise all persons and entities who purchased or otherwise acquired the securities of Peregrine from July 22, 1999 through May 3, 2002, inclusive but excluding all Defendants named in that certain action (as modified, consolidated and amended from time to time, the “Securities Action”) commenced on or about May 6, 2002 against Peregrine and other individuals and entities as Case No. 02-CV-0870J (RBB) before the United States District Court, Southern District of California (the “District Court”); all officers and directors of Peregrine; members of their families; Peregrine and any of its parents, subsidiaries, officers, directors or affiliates; any entity in which any excluded person has a controlling interest directly or indirectly; and each of their respective legal representatives, heirs, successors and assigns. Notwithstanding the foregoing, the Securities Class shall expressly include Barry Ariko.

2.             The members of the proposed Equity Class(3) are so numerous that joinder of all members of the proposed class, for purposes of entering into the Modified Agreement, is impracticable.

3.             There are one or more questions of law and/or fact common to members of the proposed Securities Class.

4.             There are one or more questions of law and/or fact common to members of the proposed Equity Class.

5.             The claims of the Lead Plaintiffs, as representative parties of the Securities Class, are typical of the claims of the members of the proposed Securities Class, in respect to the matters resolved by the Modified Agreement.

6.             The claims of the Post Emergence Equity Committee, as proposed representative party of the Equity Class, are typical of the claims of the members of the proposed Equity Class, in respect to the matters resolved by the Modified Agreement.

7.             The Lead Plaintiffs, as representatives of the Securities Class, fairly and adequately protect the interests of the Securities Class, in respect to the matters addressed by the Modified Agreement.

8.             The Post Emergence Equity Committee, as representative of the Equity Class, fairly and adequately protect the interests of the Equity Class, in respect to the matters addressed by the Modified Agreement.

(3)           The “Equity Class” is defined as all persons or entities holding common shares in the Debtors as of the effective date of the Debtors’ Plan of Reorganization.

9.             The prosecution of separate actions by the members of the Securities Class would create a risk of adjudications with respect to individual members of the Securities Class which may as a practical matter be dispositive of the interests of the other members not parties to the adjudications or may substantially impair or impede their ability to protect their interests.

10.           The prosecution of separate actions by the members of the Equity Class would create a risk of adjudications with respect to individual members of the Equity Class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

11.           The Modified Agreement is fair, reasonable, and adequate with respect to all members of the proposed Securities Class and the proposed Equity Class.

12.           The Litigation Trustee is properly deemed to be the successor in interest to the attorney-client and work-product privileges formerly held by the Debtors (or jointly held by the Debtors and others, including the Former Directors) with respect to the Litigation Claims, and as successor-in-interest to such privileges, the sharing by Peregrine of everything that is within the attorney-client and work-product privileges with the Litigation Trustee will not be deemed a waiver of the attorney-client and work-product privileges.

13.           The Securities Class likely has a substantial aggregate damages claim against the Debtors pursuant to Section 10(b) of the Securities Exchange Act of 1934 and Section 11 of the Securities Act of 1933.

14.           The notice employed by the Parties in seeking class certification and approval of the Modified Agreement was adequate for purposes of complying with Federal Rule of Civil Procedure 23(e).

15.           With the exception of Paragraphs 11, 12 and 14, above, the foregoing findings are binding only with respect to these proceedings and the implementation of the Modified Agreement and shall not otherwise be binding or preclusive in or upon any other court or tribunal, including, without limitation, the District Court.

WHEREFORE, based upon the foregoing findings, and good cause appearing therefor,

THE COURT HEREBY ORDERS AS FOLLOWS:

(a)   The Motion, as modified, is granted and the Modified Agreement and the Stipulation are approved, the provisions of which Stipulation shall be binding upon the Successor Litigation Trustee. To the extent of any inconsistency between the Modified Agreement and this Order, the terms and conditions of the Order shall govern.

(b)   The Securities Class and the Equity Class are certified for the sole purpose of entering into and implementing the terms of the Modified Agreement under Rules 23(a) and 23(b)(l)(B).

(c)   The Lead Plaintiffs are jointly appointed as class representatives for the Securities Class for the sole purpose of entering into and implementing the terms of the Modified Agreement under Rules 23(a) and 23(b)(l)(B).

(d)   The Post-Emergence Equity Committee is appointed as class representative for the Equity Class for the sole purpose of entering into and implementing the terms of the Modified Agreement under Rules 23(a) and 23(b)(l)(B).

(e)   Two hundred and twenty-five thousand (225,000) shares of the Class 9 New PSI Common Stock (said 225,000 shares hereinafter referred to as the “Class 9

Indemnification Stock”) shall be set aside and allocated exclusively for distribution to the Holders of Class 9 Indemnification Claims. Distributions to the Holders of Class 9 Indemnification Claims shall be made exclusively from the Class 9 Indemnification Stock in full and final settlement of all Class 9 Indemnification Claims and the Holders of such Class 9 Indemnification Claims shall not be entitled to a distribution of any other portion of the Class 9 Consideration with respect to such Class 9 Indemnification Claims. The allocation and distribution of the Class 9 Indemnification Stock to individual Holders of the Class 9 Indemnification Claims shall be subject to a stipulation by and between all Holders of Class 9 Indemnification Claims or further Order of this Court, upon notice to all of the other Parties and to all individuals and entities who have timely filed Class 9 Indemnification Claims. Pending such stipulation or further order(s) of this Court, the Class 9 Indemnification Class Stock shall be held by Peregrine in trust for the Holders of the Class 9 Indemnification Claims.

(f)    After setting aside the Class 9 Indemnification Stock, eighty-five percent (85%) of the balance of the Class 9 New PSI Common Stock shall be distributed Pro Rata to members of the Equity Class in accordance with the terms and conditions of the Plan.

(g)   After setting aside the Class 9 Indemnification Stock, fifteen percent (15%) of the balance of the Class 9 PSI New Common Stock shall be allocated to the Securities Class and distributed to the Successor Litigation Trustee for the sole and exclusive benefit of the Securities Class. Further, the Successor Litigation Trustee shall hold any and all Litigation Proceeds (including, without limitation, any unused portion of the $3.2 million advanced to the Litigation Trust pursuant to Article VII I. of the Plan), in trust for the sole and exclusive benefit of the Securities Class. The Successor Litigation Trustee may only distribute the Class 9 New PSI Common Stock allocated to the Securities Class pursuant to, and consistent with order(s) of the District Court (or any successor court having jurisdiction over the Securities Action). The portion of the Class 9 New PSI Common Stock held by the Successor Litigation Trustee herein shall, pending distribution to the members of the Securities Class in accordance with the provisions hereof, be held subject to the terms and conditions of the Amended Litigation Trust Agreement (which provides, among other things, that the Successor Litigation Trustee may only vote, sell, distribute or otherwise transfer said Class 9 New PSI Common Stock in accordance with written instructions given by or on behalf of the Lead Plaintiffs and/or any order of the District Court (or any successor court having jurisdiction over the Securities Action)).

(h)   Individuals or entities may be members of the Equity Class and/or the Securities Class and/or Holders of Class 9 Indemnification Claims and their entitlement to receive distributions under the Plan, pursuant to the Securities Action, pursuant to the Modified Agreement or otherwise as a member of the Equity Class or as a Holder of a Class 9 Indemnification Claim shall not in any way affect or impair their rights to receive distributions as a member of the Securities Class, and vice versa.

(i)    Subject to, and as limited by the Stipulation, Peregrine shall use reasonable best efforts to fully cooperate in good faith with the Lead Plaintiffs and the Successor Litigation Trustee in the prosecution of the Litigation Claims. Peregrine shall (a) provide to the Successor Litigation Trustee full and complete access to any and all records of Peregrine and documents in Peregrine’s possession, (b) provide to Lead Plaintiffs all documents that Peregrine has previously produced to the United States Congress, the Securities and Exchange Commission, the United States Department of Justice, the National Association of Securities

Dealers, and any other regulatory agency and/or authority in connection with any investigation or inquiry of Peregrine by such agencies, (c) provide additional documents to the Lead Plaintiffs in accordance with the Stipulation, (d) make employee witnesses available to the Successor Litigation Trustee and the Lead Plaintiffs for interviews and/or deposition, (e) take reasonably necessary steps to ensure the preservation of evidence, including electronic records, e-mail and computer hard drives, and (f) deem the Successor Litigation Trustee to be the successor in interest to the attorney-client and work-product privileges formerly held (or jointly held) by the Debtors with respect to the Litigation Claims, and Peregrine agrees to share everything that is within the attorney-client and work-product privileges with the Successor Litigation Trustee, and because the Successor Litigation Trustee shall be a successor to the Debtors’ attorney-client and work-product privileges, such a sharing will not be deemed a waiver of the attorney-client and work-product privileges.

(j)    The certification of the Securities Class shall only be binding with respect to the Modified Agreement and for purposes of carrying out the terms of the Modified Agreement and shall not otherwise be binding upon any other court or tribunal including, without limitation, the District Court.

(k)   Nothing herein shall constitute the allowance or disallowance of any individual claim asserted against the Debtors nor a determination of the appropriate classification of any such claim under the Plan or under the Modified Agreement.

(l)    The Holders of the Other Securities Proofs of Claim shall only be entitled to a recovery from the Debtors on account of the Class 9 Consideration allocated to the Securities Class pursuant to the Modified Agreement, only as a member of the Securities Class and only in accordance with order(s) of the District Court.

(m)  Robert C. Friese is approved as the Successor Litigation Trustee.

(n)   The Parties are authorized to enter into and implement the Modified Agreement in accordance with its terms and conditions and to take any actions reasonably necessary to carry out the purpose and intent of the Modified Agreement.

(o)   The Amended Litigation Trust Agreement, in the form previously filed by the Parties with the Court, is hereby approved.

(p)   The Litigation Trustee shall be and is the successor in interest to the attorney-client and work-product privileges formerly held (or jointly held) by the Debtors with respect to the Litigation Claims, and as successor in interest to such privileges, the sharing by Peregrine of everything that is within the attorney-client and work-product privileges with the Litigation Trustee will not be deemed a waiver of the attorney-client and work-product privileges.

Dated: 11/12, 2003

/s/ Judith K. Fitzgerald
Honorable Judith K. Fitzgerald
United States Bankruptcy Judge

APPROVED AS TO FORM:

Dated: November 10, 2003
PACHULSKI, STANG, ZIEHL, YOUNG, JONES & WEINTRAUB P.C.

/s/ [ILLEGIBLE]
Laura Davis Jones (DE Bar No. 2436)
Scotta E. McFarland (DE Bar No. 4184)
Jeremy V. Richards (CA Bar No. 102300)
Linda F. Cantor (CA Bar No. 153762)
919 North Market Street, 16th Floor
P.O. Box 8705
Wilmington, Delaware 19899-8705
(Courier 19801)
Tel: (302) 652-4100 / Fax: (302) 652-4400

Counsel for Peregrine Systems, Inc.

Dated: November 7, 2003	KRONISH LIEB WEINER & HELLMAN LLP

/s/ John A. Morris
John A. Morris
Kronish Lieb Weiner & Hellman LLP
1114 Avenue of the Americans
New York, NY 10036
	Telephone:	(212) 479-6140
	Facsimile:	(212) 479-6275

Counsel for Post Emergence Equity Committee

Dated: November 7, 2003	GOLD BENNETT CERA & SIDENER LLP

/s/ Solomon B. Cera
Solomon B. Cera, Esq.
Gold Bennett Cera & Sidener LLP
595 Market Street, Suite 2300
San Francisco, CA 94105-2835
	Telephone:	(415) 777-2230
	Facsimile:	(415)777-5189

Counsel for The Loran Group / Co-Lead Plaintiff

Dated: November, 2003	LOWENSTEIN SANDLER PC

/s/ [ILLEGIBLE]
Michael S. Etkin, Esq.
65 Livingston Ave
Roseland, NJ 07068-1791
	Telephone:	973-597-2500
	Facsimile:	973-597-2400

Counsel for Heywood Waga/Co-Lead Plaintiff

Dated: November 10, 2003	VINSON & ELKINS L.L.P.

/s/ Josiah M. Daniel, III
Josiah M. Daniel, III
3700 Trammel Crow Center
2001 Ross Avenue
Dallas, TX 75201-2975
	Telephone:	214-220-7718
	Facsimile:	214-999-718

Counsel for John J. Moores

Dated: November 10, 2003	TESTA, HURWITZ & THIBEAULT, LLP

/s/ Brian E. Pastuszenski
Brian E. Pastuszenski
125 High Street, High Street Tower
Boston, MA 02110
	Telephone:	617-248-7000
	Facsimile:	617-248-7100

Counsel for Charles E. Noell, III
Norris van den Berg and Richard A. Hosley

Dated: November , 2003	McGUIREWOODS LLP

/s/ [ILLEGIBLE]
Sally E. Edison
Dominion Tower
625 Liberty Avenue, 23rd Floor
Pittsburgh, PA 15222
	Telephone:	412-667-6000
	Facsimile:	412-667-6050

Counsel for Richard T. Nelson

Dated: November 7, 2003	MCNAUL EBEL NAWROT HELGREN & VANCE PLLC

/s/ Robert D. Stewart
Robert D. Stewart
600 University Street, Suite 2700
Seattle, WA 98101-3143
	Telephone:	206-467-1816
	Facsimile:	206-624-5128

Counsel for William D. Savoy

Dated: November 7, 2003	HOWARD RICE NEMEROVSKI CANADY FALK & RASKIN
A Professional Corporation

/s/ Gary M. Kaplan
Gary M. Kaplan
Three Embarcadero Center, 7th Floor
San Francisco, CA 94111-4024
	Telephone:	415-434-1600
	Facsimile	415-217-5910

Counsel for Barry Ariko

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
PEREGRINE SYSTEMS, INC., et al.,	)	Case No. 02-12740 (JKF)
	)	(Jointly Administered)
Debtors.	)
	)	Hearing Date: November 4, 2003 at 9:00 a.m.
)
)

STIPULATION RESOLVING OBJECTION BY JOHN J. MOORES,

CHARLES E. NOELL, III, NORRIS VAN DEN BERG, WILLIAM D. SAVOY,

RICHARD A. HOSLEY, AND RICHARD T. NELSON TO FINAL APPROVAL

OF JOINT MOTION PURSUANT TO FEDERAL RULES OF CIVIL

PROCEDURE 23(a), 23(b)(l)(B) AND 23(e) TO (A) CERTIFY CLASSES FOR

SETTLEMENT PURPOSES ONLY, (B) APPOINT SETTLEMENT CLASS

REPRESENTATIVES, (C) APPROVE SETTLEMENT AGREEMENT,

(D) ESTIMATE VALUE OF CLASS 9 OFFICER AND DIRECTOR INDEMNITY

CLAIMS FOR PURPOSES OF SETTLEMENT AND PLAN DISTRIBUTIONS,

AND (E) APPROVE ADEQUACY OF NOTICE PROCEDURES (DKT #2489)

WHEREAS Peregrine Systems, Inc., a Delaware corporation (“Peregrine”), the Post-Emergence Equity Committee (as defined in the Plan), the Loran Group, and Heywood Waga (collectively, the “Settling Parties”) have entered into that certain Settlement and Assignment Agreement (the “Agreement”) dated as of October 4, 2003; and

WHEREAS the Settling Parties have filed a Joint Motion (Docket #2489) seeking approval by the Court of said Agreement; and

WHEREAS this Court preliminarily approved the Agreement, subject to any objections, by Order dated October 3, 2003; and

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WHEREAS John J. Moores, Richard T. Nelson, Charles E. Noell III, Norris van den Berg, Richard A. Hosley, and William D. Savoy (collectively, the “Objecting Parties”) have objected (the “Objection”) to certain provisions of the Agreement; and

WHEREAS in order to resolve the Objection, the Settling Parties and the Objecting Parties by this Stipulation have clarified certain provisions of the Agreement relating to the scope of cooperation that can be provided by and between the Successor Litigation Trustee (the “Trustee”) and the Loran Group, Waga, their respective counsel, and counsel for any other named plaintiffs in the Securities Action (as those three capitalized terms are defined in the Agreement) (collectively, the “Lead Plaintiffs”), in light of claims of attorney-client, joint defense, and work product privileges being asserted by the Objecting Parties; and

WHEREAS the Trustee has not yet been approved by the Bankruptcy Court but Peregrine and the Lead Plaintiffs nonetheless believe the Trustee is a necessary party to the resolution of any potential disputed claims of attorney-client, joint defense and/or work product privilege referenced in the Objection;

IT IS HEREBY STIPULATED AND AGREED, by and between the parties hereto, through their counsel of record, as follows:

1.             The Order of the Bankruptcy Court approving the Joint Motion shall incorporate the material provisions of this Stipulation.

2.             Peregrine shall, immediately upon final approval by the Bankruptcy Court of a Trustee, provide to the Trustee full and complete access to any and all records of Peregrine and documents in its possession, whether or not a claim of privilege has been asserted thereto by any of the Objecting Parties. Any such access to documents provided by Peregrine to the Trustee shall not be deemed a waiver of any privileges being asserted by the Objecting Parties as to such

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documents. Likewise, nothing in this Stipulation shall be deemed to be an admission by the Lead Plaintiffs or Peregrine of the existence of any such privileges as to any such documents.

3.             Peregrine shall, immediately upon final approval of the Joint Motion (Docket No. 2489), as may have been amended and revised, deliver to Lead Plaintiffs any and all documents that it has previously produced to the United States Congress, the Securities and Exchange Commission (“SEC”), the United States Department of Justice (“DOJ”), the National Association of Securities Dealers (“NASDAQ”), and any other state or federal regulatory agency and/or authority in connection with any preliminary, informal, or formal investigation and/or inquiry of Peregrine by said agencies. In addition, Peregrine shall be permitted to provide any and all other company documents to Lead Plaintiffs save and except that, subject to Paragraph 4 below and pending further proceedings described in Paragraphs 5-8 below, Peregrine and the Trustee shall both be prohibited from voluntarily producing, providing access to, or otherwise disclosing information contained in the documents described in Paragraphs 3 (a) through (e) below, inclusive, to the Lead Plaintiffs. The Trustee shall also be prohibited from voluntarily producing, providing access to, or otherwise disclosing information contained in the documents described in Paragraphs 3(a) through (e) below, inclusive, to Other Persons. (For purposes of this Stipulation, the term “Other Persons” shall include all persons and entities other than the Lead Plaintiffs, but shall not include persons and entities (other than the Lead Plaintiffs) who are retained and/or used by the Trustee as counsel, experts, consultants, or other professionals solely in connection with the performance of the Trustee’s duties with respect to the Litigation Trust. Any and all such counsel, experts, consultants, and/or other professionals referred to in the preceding sentence shall be bound by the terms of this Stipulation in the same manner as the Trustee, and shall be required to sign a written acknowledgment that they have read this Stipulation and agree to be so bound before they

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are provided with any documents described in Paragraph 3(a) through Paragraph 3(e) below, or any information contained in those documents.):

a.             All documents concerning communications to, from, between, or among: (1) Peregrine’s in-house counsel (including without limitation Kathy Vizas) and/or outside counsel for Peregrine (including without limitation Pachulski Stang Ziehl Young Jones & Weintraub, Charles LaBella and/or LaBella & McNamara LLP, and the Legal Strategies Group firm) and (2) Gibson Dunn & Crutcher, Wilson Sonsini Goodrich & Rosati, or other counsel for any of the individual director or officer defendants in the various securities and shareholder lawsuits relating to Peregrine filed starting in May 2002 (including without limitation John J. Moores, Richard T. Nelson, Charles E. Noell III, Norris van den Berg, Richard A. Hosley, and William D. Savoy) (collectively “Individual Defendants”) through the date of the filing of Peregrine’s opposition to the Official Committee of Unsecured Creditors’ (the “Committee”) Trustee Motion and Motion to Pursue Claims concerning issues or factual matters relating to (a) the defense of the above-mentioned litigations in which Peregrine and one or more officers or directors were jointly named as defendants (the “Lawsuits”); and/or (b) the assertions made in the Committee’s above-mentioned motion papers and/or the motion of the Copley Press to obtain access to the report of investigation prepared by the Latham & Watkins firm, Peregrine’s response to those assertions, or the former outside directors’ position with respect to such;

b.             All documents concerning communications with Gibson Dunn & Crutcher or other counsel for the Individual Defendants concerning any of the Lawsuits or in anticipation of litigation, including any underlying facts relating to such litigation matters;

c.             All documents prepared by in-house or outside counsel for Peregrine prior to the bankruptcy concerning defense of the Lawsuits or in anticipation of litigation, including

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any underlying facts relating to such litigation matters;

d.             All documents prepared by in-house or outside counsel for Peregrine (or concerning communications with such counsel or with Gibson Dunn & Crutcher or other counsel for the Individual Defendants) concerning Peregrine’s response to or defense of any SEC, DOJ, Congressional, or NASDAQ investigation, including without limitation any subpoena or other document request, prior to the resignation of the former outside directors in March 2003; and

e.             All documents concerning communications between any Individual Defendant (or Gibson Dunn & Crutcher or his personal counsel) and in-house or outside counsel for Peregrine (including the Pachulski firm) regarding their potential indemnification by Peregrine during the bankruptcy disputes concerning insurance coverage for the Lawsuits with Peregrine’s D&O liability insurance carriers.

(For purposes of this Stipulation, the term “documents” shall include all hard copy documents as well as any other electronic, audio, magnetic, or other format in which information may be stored.)

4.             Notwithstanding anything to the contrary in Paragraph 3 above, nothing in this Stipulation shall prohibit Peregrine or the Trustee from disclosing factual information to the Lead Plaintiffs that came into, and/or was already in, the possession of Peregrine or the Trustee from a source other than the alleged privileged communications and other documents described in Paragraphs 3(a) through 3(e).

5.             As to all documents and information described in Paragraph 3(a) through (e) above, the Objecting Parties shall be entitled to thirty (30) calendar days’ written notice from the Trustee or Peregrine that he or it intends to produce, provide access to, or otherwise disclose documents and/or information (other than as provided for in Paragraph 4 above) contained in any such documents to the Lead Plaintiffs (and/or, in the case of the Trustee, to any Other Persons). Such notice shall

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provide a reasonably specific identification of the category and/or nature of the documents so as to enable the Objecting Parties to evaluate whether or not such matter contains material which they believe may implicate the attorney-client, joint defense, and/or work product privileges. Within the aforementioned thirty (30) day time period, the Objecting Parties shall be entitled to take whatever action they deem appropriate to obtain an Order of a Court of competent jurisdiction preventing production of, access to, and disclosure of any information contained in such documents claimed to be privileged to the Lead Plaintiffs (and/or, in the case of the Trustee, to Other Persons). Peregrine or the Trustee, as the case may be, shall be entitled to produce, provide access to, or otherwise disclose any document as to which no such action has been taken within such thirty (30) day period, or, if such action is taken, after any legal proceedings concerning such document brought pursuant to this Stipulation have been finally resolved in favor of disclosure to the Lead Plaintiffs (and/or, in the case of the Trustee, to Other Persons).

6.             Prior to the expiration of the thirty (30) day period provided for in Paragraph 5 hereof, and/or in the event the Objecting Parties file in any Court of competent jurisdiction a motion or other proceeding challenging the right of the Trustee or Peregrine to produce, provide access to, or otherwise disclose documents to the Lead Plaintiffs (and/or, in the case of the Trustee, to Other Persons) which the Objecting Parties claim are privileged, the Lead Plaintiffs (and/or, in the case of the Trustee, Other Persons) shall not be entitled to obtain or receive access to such documents or any information contained in them (other than as provided for in Paragraph 4 above), and neither the Trustee nor Peregrine shall be entitled to produce such documents to the Lead Plaintiffs (and/or, in the case of the Trustee, to Other Persons), until such legal challenge has been finally resolved through agreement of the parties or a non-appealable order of a court of competent jurisdiction.

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7.             Nothing herein shall be deemed to prevent the Lead Plaintiffs and/or the Trustee from cooperating with one another, except that there shall be no exchange between them of documents described in Paragraphs 3 (a) through 3(e) above, or any information contained in them (other than as provided for in Paragraph 4 above), until such time as the thirty-day notice period referenced in. Paragraph 5 above has expired and the legal challenge referenced in Paragraph 5 above, if any, is finally resolved.

8.             Nothing herein shall be deemed to prevent the Lead Plaintiffs and/or the Trustee from initiating proceedings for a determination by a Court of competent jurisdiction that the Trustee is entitled to provide to the Lead Plaintiffs, and the Lead Plaintiffs can properly receive from the Trustee, the documents claimed by the Objecting Parties to be protected by a claim of attorney-client, joint defense, and/or work product privilege. In the event that the Lead Plaintiffs or the Trustee seek such a Court determination, (a) the Lead Plaintiffs or Trustee shall upon initiating any such proceedings provide the Objecting Parties with written notice providing reasonably specific identification of the category and/or nature of the documents so as to enable the Objecting Parties to evaluate whether or not such matter contains material which they believe may implicate the attorney-client, joint defense, and/or work product privileges; and (b) there shall be no exchange between the Trustee and the Lead Plaintiffs (or Other Persons) of documents described in Paragraphs 3(a) through 3(e) above, or any information contained in them (other than as provided for in Paragraph 4 above), until such time as all proceedings relating to such determination have been finally resolved through agreement of the parties or a non-appealable order of a court of competent jurisdiction.

9.               Nothing in this Stipulation shall prevent Peregrine or the Trustee from producing materials described in Paragraphs 3(a) through 3(e) above in response to a lawful subpoena or other compulsory process; provided that, if Peregrine or the Trustee receives any such subpoena or

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process he or it (i) shall as soon as reasonably practical give notice thereof to counsel for the Objecting Parties by telephone or facsimile and shall furnish such counsel with a copy of the subpoenas or other compulsory process; and (ii) if application for a protective order or motion to quash is made by one or more of the Objecting Parties before the time set forth in the subpoena or other compulsory process for compliance therewith, neither Peregrine nor the Trustee shall produce such materials prior to receiving a court order or the consent of the Objecting Parties.

10.           Nothing herein shall be deemed to alter the substantive law applicable to establishing the prerequisites to the existence of any privilege and whether or not there has been any waiver thereof.

11.           Upon execution of this Stipulation by counsel to all Objecting Parties, the Objection shall be deemed withdrawn and the Objecting Parties will not otherwise object to final approval of the Joint Motion.

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IT IS SO STIPULATED.

Dated: October 28, 2003	PEREGRINE SYSTEMS, INC.
A Delaware Corporation

	By:	/s/ Jeremy Richards

	Its:	Counsel

GOLD BENNETT CERA & SIDENER LLP
595 Market Street, Suite 2300
San Francisco, California 94105
Telephone: (415) 777-2230
Facsimile: (415) 777-5189

	By:	/s/ Solomon B. Cora
Solomon B. Cora

Attorneys for the Loran Group

STULL, STULL & BRODY
6 East 45th Street, 4th Floor
New York, NY 10017
Telephone: (212) 687-7230
Facsimile: (212) 490-2022

	By:	/s/ Howard T. Longman
Howard T. Longman
-and-

Jeffrey Abraham
ABRAHAM AND ASSOCIATES
One Penn Plaza, Suite 1910
New York, NY 10119
Telephone: (212) 714-2444
Facsimile: (212) 279-3655

Attorneys for Heywood Waga

9

V1NSON & ELKINS LLP.
3700 [ILLEGIBILE] Crow Center
2001 Rose Avenue
Dallas, Texas 75201-2975
Telephone: (214) 220-7718
Facsimile: (214) 999-7718

By:	/s/ Josiah M. Daniel III
Josiah M. Daniel, III Texas, Bar #05358500
-and-

Russell C Sitbargtied
RICHARDS LAYTON & FINGER
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19209-0551
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

Attorneys for John J. Mores

TESTA, HURWITZ & THIBRAULT, LLP
125 High Street, High Street Tower
Boston, [ILLEGIBILE] 02110
Telephone: (617) 248-7000
Facsimile: (617) 248-7100

By:	/s/ [ILLEGIBILE]
[ILLEGIBILE]
-and-

Gregory W. [ILLEGIBILE]
NORRIS, NICHOLS, [ILLEGIBILE] & TUNNELL
1201 North Market Street
Wilmington, DE 19899-1347
Telephone: (302) 658-9200
Facsimile: (302) 638-3989

Attorneys for Charles E. Noell, III,
Norris van den Berg and Richard A.Hosley

10

McGUIREWOODS LLP
Dominion Tower
625 Liberty Avenue, 23rd Floor
Pittsburgh, Pennsylvania 15222
Telephone: (412) 667-6000
Facsimile: (412) 667-6050

By:	/s/ Sally E. Edison
Sally E. Edison

Attorneys for Richard T. Nelson.

McNAUL EBEL NAWROT HELGREN & VANCE PLLC

Cyrus R. Vance, Jr. (WSBA No. 18615)
600 University Street, Suite 2700
Seattle, Washington 98101-3143
Telephone: (206) 467-1816
Facsimile: (206) 624-5128

By:	/s/ Robert D. Stewart
Robert D. Stewart
-and-
Yvonne M. Dutton
ALLEN MATKINS LECK GAMBLE & MALLORY LLP
501 West Broadway, Ninth Floor
San Diego, California 92101
Telephone: (619) 233-1155
Facsimile: (619) 233-1158

Attorneys for William D. Savoy

11